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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC AUDITORS

To American Ecology Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 2000, included in this Form 10K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-55782, 33-58076, 33-11578, 333-69863 and 333-93105 each as filed with the Securities and Exchange Commission.

Balukoff, Lindstrom & Co., P.A.

/s/ BALUKOFF, LINDSTROM & CO., P.A.


Boise, Idaho
March 30, 2000